TSCHOPP, WHITCOMB & ORR, P.A.

CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Passport Restaurants, Inc.

We hereby consent to the incorporation by reference in the Passport Restaurants, Inc. Registration Statement on Form S-1, of our report dated March 29, 2007, relating to the consolidated financial statements of Passport Restaurants, Inc. filed with the United States Securities and Exchange Commission on February 8, 2008, and to the reference to our firm under the heading "Experts" therein.

/s/ TSCHOPP, WHITCOMB & ORR, P.A.

TSCHOPP, WHITCOMB & ORR, P.A.

Maitland, Florida
February 8, 2008